Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

by and among

Boyd Gaming Corporation

and the Guarantors party hereto

and

J.P. Morgan Securities LLC

Dated as of June 25, 2018

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 25, 2018 by and among Boyd Gaming Corporation, a Nevada corporation (the “Company”), the guarantors named in Schedule A hereto and any subsidiary of the Company formed or acquired after the Closing Date that becomes a guarantor in accordance with the terms of the Indenture (as defined below), and their respective successors and assigns (collectively, the “Guarantors”), and J.P. Morgan Securities LLC, on behalf of itself and as representative (the “Representative”) of the several initial purchasers listed on Schedule A to the Purchase Agreement (as defined below) (collectively, the “Initial Purchasers”), who have agreed to purchase the Company’s 6.000% Senior Notes due 2026 (the “Initial Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below). The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated June 11, 2018 (the “Purchase Agreement”), among the Company, the Guarantors and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(f) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereof.

Advice: As defined in Section 6(c) hereof.

Affiliate: As defined in Rule 144 of the Securities Act.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The U.S. Securities and Exchange Commission.

Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective

(subject to the terms hereof) and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were validly tendered by Holders thereof pursuant to the Exchange Offer. The term “Consummation” has a corresponding meaning.

Effectiveness Target Date: As defined in Section 5 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

Exchange Offer: An offer registered under the Securities Act by the Company and the Guarantors pursuant to a Registration Statement pursuant to which the Company and the Guarantors shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in the aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities validly tendered in such exchange offer by such Holders and with terms that are identical in all respects to the Transfer Restricted Securities (except that the Exchange Securities will not contain terms with respect to the Additional Interest provisions contained in Section 5 hereof and transfer restrictions).

Exchange Offer Registration Statement: The Registration Statement required to be filed by the Company and the Guarantors with the Commission pursuant to this Agreement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities: The 6.000% Senior Notes due 2026 of the same series under the Indenture as the Initial Securities, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

FINRA: The Financial Industry Regulatory Authority, Inc.

Guarantees: As defined in the preamble hereto.

Guarantors: As defined in the preamble hereto.

Holders: As defined in Section 2(b) hereof.

Indemnified Person: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of June 25, 2018 by and among the Company, the Guarantors and Wilmington Trust National Association, as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers: As defined in the preamble hereto.

Initial Securities: As defined in the preamble hereto.

Interest Payment Date: As defined in the Indenture and the Securities.

Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Recommencement Date: As defined in Section 6(d) hereof.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any Exchange Offer Registration Statement or Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Related Proceedings: As defined in Section 12(i)(ii) hereof.

Securities: The Initial Securities and the Exchange Securities.

Securities Act: The Securities Act of 1933, as amended.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Specified Courts: As defined in Section 12(i)(ii) hereof.

Suspension Notice: As defined in Section 6(d) hereof.

Suspension Rights: As defined in Section 6(c)(i) hereof.

Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), (d) the date that the Initial Securities are freely transferable (the “Freely Transferable Date”) in accordance with

Rule 144 by a person that is not an Affiliate of the Company where no conditions under Rule 144 are then applicable; provided, however, that the Freely Transferable Date shall not precede (i) the Consummation of the Exchange Offer, or (ii) as to such Initial Securities held by Holders that require the Company to file a Shelf Registration Statement pursuant to Section 4(a) hereof, the expiration of the period that the Company is required, pursuant to Section 4(a) hereof, to keep such Shelf Registration Statement effective, and (e) such Initial Securities have ceased to be outstanding.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders. Each Person who owns Transfer Restricted Securities is a “Holder” (and collectively the “Holders”).

SECTION 3. Registered Exchange Offer.

(a) Subject to Section 6(c)(i), unless the Exchange Offer shall not be permissible under applicable federal law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Company and the Guarantors will use their commercially reasonable efforts to (i) cause a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer to become effective in accordance with the requirements of Section 3(b) hereof, (ii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iii) promptly following the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Company and the Guarantors shall use their respective commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously (subject to the terms hereof) and shall use their respective commercially reasonable efforts to keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated not later than 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day).

(c) The Company shall include in a “Plan of distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective (subject to the terms hereof), supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 90 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 90-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. Subject to Section 6(c)(i), if (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable federal law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day), or (iii) with respect to any Holder of Transfer Restricted Securities, such Holder notifies the

Company prior to the 10th Business Day following Consummation of the Exchange Offer that (A) such Holder, alone or together with Holders who hold in the aggregate at least $1.0 million in principal amount of Transfer Restricted Securities, was prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its Affiliates, then, upon such Holder’s request prior to the 10th Business Day following Consummation of the Exchange Offer, the Company and the Guarantors shall, subject to the Suspension Rights set forth in Section 6(c)(i) below, use commercially reasonable efforts to: (i) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement, unless an effective shelf registration statement pursuant to Rule 415 under the Securities Act is already on file, provided that such shelf registration statement may be used to fully satisfy the Company’s obligations under the following paragraph, Section 6(b) and 6(c) (in any such event, the “Shelf Registration Statement”); and (ii) cause such Shelf Registration Statement that is not already effective to be declared effective by the Commission not later than 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day).

Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the Closing Date, or one year following its effectiveness if such Shelf Registration Statement is filed at the request of a Holder or Holders, (in each case, as such time may be extended pursuant to Section 6(d) hereof), or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or when all Initial Securities cease to be Transfer Restricted Securities.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information as requested by the Commission or as required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. No Holder shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until (and from and after such time) such Holder shall have provided all information required pursuant to this Section 4(b).

SECTION 5. Additional Interest. Subject to the Section 6(c)(i), if (i) any of such Shelf Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (ii) the Exchange Offer has not been Consummated within 365 days after the Closing Date with respect to the Exchange Offer Registration Statement or (iii) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective) for a period in excess of 30 days (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default (provided that the Additional Interest on the Transfer Restricted Securities may not accrue under more than one Registration Default at any one time) and shall increase by 0.25% per annum at the end of each subsequent 90-day period during which such Registration Default continues (any such increase, “Additional Interest”), but in no event shall such Additional Interest exceed 1.00% per annum. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

A Registration Default referred to in this Section 5 shall be deemed not to have occurred and be continuing in relation to any Registration Statement required by this Agreement or the related Prospectus if such Registration Default has occurred solely as a result of the exercise of a Suspension Right by the Company pursuant to Section 6(c)(i) hereof.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

The Additional Interest set forth in this Section 5 shall be the exclusive monetary remedy available to Holders for each Registration Default.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantor shall comply with all of the provisions of Section 6(c) hereof, shall use their respective commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to use its commercially reasonable efforts to seek a no-

action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Securities. Each of the Company and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Company and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution by the Commission staff of such submission.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Securities to be issued in the Exchange Offer, (C) it is acquiring the Exchange Securities in its ordinary course of business, (D) if such Holder is a Broker-Dealer, such Holder acquired the Transfer Restricted Securities as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act and the applicable no-action positions of the Commission with respect to any resale of any Exchange Securities, and (E) such Holder has full corporate (or similar) power and authority to transfer the Transfer Restricted Securities in exchange for the Exchange Securities. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder will be required to acknowledge and agree that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (ii) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as expeditiously as is commercially reasonably practicable prepare and file with the Commission a Registration Statement (subject to the terms hereof) relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantors shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective (subject to the terms hereof) and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 hereof (it being understood that such financial statements shall be deemed provided to the extent filed with the Commission), as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein (and in the case of the Prospectus or any supplement thereto, in light of the circumstances under which they were made) not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file as soon as practicable an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter. Notwithstanding anything in this Agreement to the contrary, the Company and the Guarantors may allow the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement, and the related Prospectus to cease to remain effective and usable or may delay the filing or the effectiveness of the Exchange Registration Statement or, as applicable, the Shelf Registration Statement if not then filed or effective, as applicable (collectively, the “Suspension Rights”), from time to time but in no event for more than 90 days in the aggregate in any six month period if (x) the board of directors of the Company (or a duly-appointed committee of the board of directors having power over the subject matter) determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material event involving the Company, the Guarantors or any of their respective Affiliates, or (y) the Prospectus contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, if the Company determines reasonably and in good faith that compliance with the disclosure obligations of the applicable Registration Statement at such time (either in filing or amending such Registration Statement or to maintain the effectiveness of such

Registration Statement) would reasonably be expected to materially adversely affect the Company, the Guarantors, any of their respective Affiliates, or a pending financing, acquisition, disposition, merger or other material corporate event involving the Company, the Guarantors or any of their respective Affiliates (it being understood that the Company and the Guarantors shall be required to use their commercially reasonable efforts to proceed in good faith to prepare or amend such Registration Statement or supplement to such related Prospectus, as applicable, as soon as practicable to describe such events or to otherwise cause such Registration Statement to be filed or become effective and the related Prospectus to again be usable at such time as so doing would not have such a material adverse effect); provided that the 90-day period referred to in Section 3(c) during which the Exchange Offer Registration Statement is required to be effective and usable or the period referred to in Section 4(a) hereof during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such Registration Statement was not effective or usable pursuant to the foregoing provisions (which extension shall be the Holders’ sole remedy for the exercise by the Company of the Suspension Rights during the time period permitted hereunder, but only to the extent that any suspension period does not violate the 90 day period set forth above). In the event of the exercise of a Suspension Right pursuant to this Section 6(c)(i), the Company shall mail notification to the Holders within five Business Days after the board of directors (or applicable committee thereof) has made such election.

(ii) subject to the Section 6(c)(i), prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders named in any Registration Statement promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes or pursuant to Section 8A of the Securities Act, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the

Registration Statement or the related Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or any omission or alleged omission to state therein a material fact that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and reasonable comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(vi) make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors reasonably requested and cause the Company’s and the Guarantors’ officers, directors and employees to supply all such information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any; provided, however, that if any information is reasonably and in good faith designated by the Company and the Guarantors in writing as confidential at the time of delivery of such information, the Initial Purchasers or any such underwriter, attorney, accountant or other agent requesting or receiving such information shall agree to be bound by reasonable confidentiality agreements and procedures with respect thereto;

(vii) if requested by any selling Holders or the underwriter(s), if any, to the extent permissible under the Securities Act or the Exchange Act, incorporate as promptly as practicable in any Registration Statement or related Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(ix) to the extent requested, furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, but excluding all documents incorporated by reference therein, if any, and all exhibits unless requested;

(x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use (in accordance with law and subject to Section 6(d) hereof and any Suspension Rights) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) enter into such agreements (including an underwriting agreement) and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be customarily and reasonably requested by the Initial Purchasers or, in the case of registration for resale of Transfer Restricted Securities pursuant to the Shelf

Registration Statement, by any Initial Purchaser, if any, or any Holder or Holders of Transfer Restricted Securities who hold at least $25.0 million in aggregate principal amount of Transfer Restricted Securities; provided, that, the Company and the Guarantors shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and, in the case of a Shelf Registration Statement, may delay entering into such agreement if the board of directors (or any committee thereof) of the Company determines in good faith that it is in the best interests of the Company and the Guarantors not to disclose the existence of or facts surrounding any proposed or pending material corporate event consistent with Section 6(c)(i). In such connection, the Company and the Guarantors shall:

(A) furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(e) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2) an opinion and negative assurance letter, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering the matters set forth in Section 5(c) of the Purchase Agreement and such other matter as such parties may reasonably request; and

(3) use its commercially reasonable efforts to cause to have delivered a customary comfort letter, dated as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company’s independent accountants, in customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement, without exception;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantors pursuant to this Section 6(c)(xi), if any.

(xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Company or any of the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities validly tendered or surrendered, as applicable, to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; and, in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xv) use its commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi) subject to Section 6(d), if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action reasonably necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xviii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xix) otherwise use its commercially reasonable efforts to comply, in all material respects, with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xx) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

(d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(i) or 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated

Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date. Each Holder, by acquisition of a Transfer Restricted Security, further agrees to hold the fact that it has received any Suspension Notice, and any communication from the Company to the Holder relating to an event giving rise to a Suspension Notice, in confidence, subject to clauses (1) through (4) of Section 6(c)(vi) hereof.

SECTION 7. Registration Expenses.

(a) All reasonable and customary expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors. Each Holder shall pay all underwriting discounts, commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement.

(b) In connection with any Shelf Registration Statement, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being resold pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel LLP or such other counsel reasonably acceptable to the Company and the Guarantors as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. Indemnification

(a) Indemnification of Indemnified Persons. The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder, (ii) each Initial Purchaser, (iii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder or any Initial Purchaser (any of the Persons referred to in this clause (iii) being hereinafter referred to as a “controlling person”), and (iv) the respective officers, directors, partners, employees, representatives and agents of any Holder, any Initial Purchaser or any controlling person (any Person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an “Indemnified Person”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with (x) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to clauses (x) or (y) insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with any information relating to any of the Holders furnished in writing to the Company by any of the Holders or any information relating to any Initial Purchaser furnished in writing to the Company through the Representative, in each case, expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company or the Guarantors may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors, officers of the Company and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in paragraph (a) above, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) Notification and Other Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be approved by the indemnified party or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 8 is unavailable or otherwise insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the Initial Placement, on the one hand, and by the Holders from receiving Initial Securities or Exchange Securities, on the other hand (which (x) in the case of the Company and the Guarantors shall be deemed to be equal to (A) the total gross proceeds received by the Company and the Guarantors from the Initial Placement and (B) the total amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement which resulted in such losses, claims, damages, liabilities, judgments actions or expenses, and (y) in the case of each Holder shall be deemed to be equal to the fair market value of the Initial Securities or the Exchange Securities held by such Holder), or (ii) if the allocation provided by clause (i) is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(e) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total price at which the Exchange Securities sold by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A. Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, if the Company is not required to file reports under the Exchange Act (and the Initial Securities are deemed Transfer Restricted Securities), to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement, except as permitted by, or pursuant to the terms of, the Indenture, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of the Guarantors has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Securities. Except as permitted by, or pursuant to the terms of, the Indenture, the Company and the Guarantors will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile or courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company or the Guarantors:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, 9th Floor

Las Vegas, NV 89169

Facsimile: (702) 792-7214

Attention: Josh Hirsberg

With a copy to:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, 9th Floor

Las Vegas, NV 89169

Facsimile: (702) 696-1114

Attention: Brian A. Larson

With a further copy (which shall not constitute notice) to:

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

Facsimile: (415) 268-7522

Attention: Brandon C. Parris

(iii) if to the Initial Purchasers, to the Representative, as follows:

J.P. Morgan Securities LLC

712 Main Street, 5th Floor

Houston, Texas 77002

Facsimile: (917) 546-2259

Attention: Jack Smith

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Facsimile: (212) 378-2500

Attention: William J. Miller

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if by facsimile; and on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law; Consent to Jurisdiction and Waiver of Jury Trial.

(i) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(ii) Furthermore, any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is nonexclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(iii) Waiver of Jury Trial. The parties hereto hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties hereto agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon such Person and may be enforced in any other courts in the jurisdiction of which such Person(s) are or may be subject, by suit upon such judgment. Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by among other things, the mutual waivers and certifications in this Section.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BOYD GAMING CORPORATION

BY:	/s/ Josh Hirsberg
Name: Josh Hirsberg
Title: Executive Vice President, Chief Financial Officer and Treasurer

BOYD TUNICA, INC.

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Director and President

BLUE CHIP CASINO, LLC

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Manager and President

CALIFORNIA HOTEL AND CASINO

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Director and President

SAM-WILL, INC.

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Director and President

[Signature Page to Registration Rights Agreement]

M.S.W. INC.

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Director and President

CALIFORNIA HOTEL FINANCE CORPORATION

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Director and President

BOYD ACQUISITION, LLC

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Manager and President

BOYD ACQUISITION I, LLC

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Manager and President

BOYD ACQUISITION II, LLC

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title:	Manager and President

BOYD LOUISIANA RACING, LLC

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Manager and President

TREASURE CHEST CASINO, L.L.C.

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Manager, President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

ALIANTE GAMING, LLC

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: President

ALST CASINO HOLDCO, LLC

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: President

BELLE OF ORLEANS, L.L.C.

BY:	/s/ William S. Boyd
Name: William S. Boyd
Title: Manager and President

BOYD BILOXI, LLC

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Manager and President

BOYD RACING, L.L.C.

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Manager and President

COAST CASINOS, INC.

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Director and President

COAST HOTELS AND CASINOS, INC.

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Director and President

[Signature Page to Registration Rights Agreement]

DIAMOND JO WORTH, LLC

BY:	/s/ William S. Boyd
Name: William S. Boyd
Title: Manager and President

DIAMOND JO, LLC

BY:	/s/ William S. Boyd
Name: William S. Boyd
Title: Manager and President

KANSAS STAR CASINO, LLC

BY:	/s/ William S. Boyd
Name: William S. Boyd
Title: Manager and President

NEVADA PALACE, LLC

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: President

PAR-A-DICE GAMING CORPORATION

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Secretary, Director and President

RED RIVER ENTERTAINMENT OF SHREVEPORT, L.L.C.

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: Manager and President

[Signature Page to Registration Rights Agreement]

THE CANNERY HOTEL AND CASINO, LLC

BY:	/s/ Keith E. Smith
Name: Keith E. Smith
Title:	President

PENINSULA GAMING, LLC

BY:	/s/ William S. Boyd
Name: William S. Boyd
Title: Manager and President

THE OLD EVANGELINE DOWNS, L.L.C.

BY:	/s/ William S. Boyd
Name: William S. Boyd
Title: Manager and President

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	/s/ Jack D. Smith
Name: Jack D. Smith
Title: Managing Director

[Signature Page to Registration Rights Agreement]

SCHEDULE A

GUARANTORS

Aliante Gaming, LLC, a Nevada limited liability company

ALST Casino Holdco, LLC, a Delaware limited liability company

Belle of Orleans, L.L.C., a Louisiana limited liability company

California Hotel and Casino, a Nevada corporation

California Hotel Finance Corporation, a Nevada corporation

Coast Casinos, Inc., a Nevada corporation

Coast Hotels and Casinos, Inc., a Nevada corporation

Boyd Acquisition, LLC a Delaware limited liability company

Boyd Acquisition I, LLC, a Delaware limited liability company

Boyd Acquisition II, LLC, a Delaware limited liability company

M.S.W., Inc., a Nevada corporation

Sam-Will, Inc., a Nevada corporation

Par-A-Dice Gaming Corporation, an Illinois corporation

Blue Chip Casino, LLC, an Indiana limited liability company

Boyd Louisiana Racing, LLC, a Louisiana limited liability company

Boyd Racing, L.L.C., a Louisiana limited liability company

Red River Entertainment of Shreveport, L.L.C., a Louisiana limited liability company

Treasure Chest Casino, L.L.C., a Louisiana limited liability company

Boyd Tunica, Inc., a Mississippi corporation

Boyd Biloxi, LLC, a Mississippi limited liability company

Diamond Jo, LLC, a Delaware limited liability company

Schedule A-1

Diamond Jo Worth, LLC, a Delaware limited liability company

Kansas Star Casino, LLC, a Kansas limited liability company

Nevada Palace, LLC, a Nevada limited liability company

Peninsula Gaming, LLC, a Delaware limited liability company

The Cannery Hotel and Casino, LLC, a Nevada limited liability company

The Old Evangeline Downs, L.L.C., a Louisiana limited liability company

Schedule A-1